EXHIBIT 99.A

CUSIP No.	89977P106	Page	1	of	2	Pages

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value of $0.0001 per share, of Tuniu Corporation, a Cayman Islands company, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

[Signature page to follow]

CUSIP No.	89977P106	Page	2	of	2	Pages

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of January 4, 2015.

Dated: January 4, 2015	Dunde Yu

/s/ Dunde Yu

Dragon Rabbit Capital Limited

	By:	/s/ Dunde Yu
	Name:	Dunde Yu
	Title:	Director